Exhibit 99.1

TRANSACT TECHNOLOGIES REPORTS 2016 SECOND QUARTER RESULTS

Reports 2016 Second Quarter Revenue of $14.8 Million and GAAP Diluted EPS of $0.10

Hamden, CT – August 4, 2016 – TransAct Technologies Incorporated (Nasdaq: TACT) (“TransAct” or the “Company”), a global leader in software-driven technology and printing solutions for high-growth markets, today reported operating results for the second quarter and six months ended June 30, 2016, as summarized below:

Summary of 2016 Q2 Results
(In millions, except per share and percentage data)

	Three Months Ended June 30,
	2016	2015
Net sales	$14.8	$17.2
Gross profit	$6.0	$7.2
Gross margin	40.4%	41.6%
Operating income	$1.1	$2.2
Net income	$0.8	$1.4
Net income per diluted share	$0.10	$0.18

Non-GAAP(1):
Adjusted operating income	$1.1	$2.2
EBITDA	$1.4	$2.6
Adjusted EBITDA	$1.6	$2.7
Adjusted net income	$0.8	$1.4
Adjusted net income per diluted share	$0.10	$0.18

(1)
A reconciliation of each non-GAAP financial measure to the most comparable Generally Accepted Accounting Principles (“GAAP”) financial measure can be found attached to this release.  See “Non-GAAP Financial Measures” below for a discussion of these metrics.

Bart Shuldman, Chairman and Chief Executive Officer of TransAct, commented, “TransAct generated second quarter 2016 revenue of $14.8 million, operating income of $1.1 million, net income of $0.8 million and EBITDA of $1.4 million as we made continued progress with our efforts to address the meaningful long-term growth opportunity in food safety.  In particular, our second quarter results reflect strong sales of our AccuDate line of food safety terminals, including the AccuDate 9700 and AccuDate PRO.  We also launched the revolutionary new AccuDate XL and made progress with two more installations of our Epicentral software-based promotions and bonusing print system, which are expected to go live later this year.

“The growth of our food safety terminal business was particularly strong in the 2016 second quarter with sales of our AccuDate terminals rising 70% year-over-year to $1.7 million.  We continue to benefit from the heightened awareness and importance of food safety as more and more restaurant and foodservice operators pursue solutions that allow them to improve food handling and labeling procedures and ensure the quality and freshness of their products.  We are successfully executing on our many sales opportunities as we generated increased AccuDate food safety terminal sales to a wide variety of customers across the foodservice industry spectrum and further interest in our complete line of solutions.

“We also achieved a significant milestone in the evolution of the AccuDate line with the mid-May debut, to strong interest, of the AccuDate XL at NRA 2016, the National Restaurant Association’s major tradeshow.  Launched in partnership with CrunchTime! Information Systems, the leading provider of back of house software solutions for restaurant and foodservice operators, our AccuDate XL platform runs Android OS and CrunchTime’s new Android-based KitchenSync™ App to enable full integration between the terminal and CrunchTime’s leading back-office restaurant management platform.  This new solution adds a critical component of our food safety product offering and dramatically expands the addressable market for the terminals by creating what we envision will be an ecosystem of software-based applications that can run on the AccuDate XL to allow for a fully customized, flexible solution.  In addition, it provides TransAct with a comprehensive solution lineup that can fit within the back-of-house operations of any restaurant or foodservice operator, no matter the scope or scale of their menus.

“Beyond food safety, we see a significant opportunity in the foodservice industry for our printer products as customer-facing kiosks gain traction in restaurant operations.  Kiosk printers represent a new growth opportunity and we believe our products are well suited to address this opportunity.  As we begin to address this opportunity, we have changed how we present our sales data to now call it POS Automation.  Our POS Automation solutions include a variety of products under the Ithaca brand, including our Ithaca 9000 grill and receipt printer and three different kiosk printers.  Our POS Automation business continues to benefit from strong McDonald’s-based demand for the Ithaca 9000 grill and receipt printer.  As McDonald’s further expands its offerings, including the use of automated customer-facing ordering options that need reliable and value-enhancing printing solutions, we expect this positive trend to continue.

“In casino and gaming, our focus remains on growing share in the face of the industry’s overall choppiness.  Domestic demand for our gaming device printers remains largely stable and international demand, while challenged through the first half of the year, is showing some signs of growing demand thus far in the third quarter.  In addition, we made substantial progress on two previously disclosed implementations of our Epicentral software system that we continue to expect will go live later in the year.”

Mr. Shuldman concluded, “Our accomplishments in the second quarter of 2016 and to-date this year are in line with our expectations and we continue to be optimistic about our prospects for a successful 2016.  As we continue to execute against our key growth opportunities, we expect to drive additional gross margin expansion and improve our overall profitability, while continuing our policy of returning excess capital to shareholders.”

Review of Balance Sheet and Capital Return Initiatives
As of June 30, 2016, TransAct had approximately $2.6 million of cash and cash equivalents and no debt.  During the 2016 second quarter, the Company paid a dividend to shareholders of $0.08 per share and repurchased approximately 225,000 shares of its common stock for total consideration of approximately $1.8 million, resulting in a total return of capital to shareholders in the 2016 second quarter of almost $2.4 million.  Reflecting the second quarter 2016 repurchases, the Company had approximately $2.7 million remaining under its $5.0 million share repurchase authorization as of June 30, 2016.

Steve DeMartino, President and Chief Financial Officer of TransAct, added, “During the second quarter of 2016, we continued to generate strong operating cash flow, while investing in our AccuDate product line and Epicentral software system which we believe will deliver sustained long-term growth.  In addition, we continue to return capital to our shareholders through share repurchases and our regular quarterly dividend.  TransAct remains well positioned to further enhance shareholder value through the remainder of 2016.”

Summary of 2016 Second Quarter Operating Results
TransAct generated 2016 second quarter net sales of $14.8 million compared with net sales of $17.2 million in the 2015 second quarter.  Food safety net sales (now disclosed as a separate line item in the table below) increased $0.7 million, year over year to $1.7 million in the 2016 second quarter, reflecting strong sales of the Company’s AccuDate food safety terminals.  POS Automation and banking net sales increased $0.8 million to $3.2 million in the 2016 second quarter compared to the 2015 second quarter.  This increase reflects continued healthy demand for the Ithaca 9000 grill and receipt printer. Casino and gaming net sales in the 2016 second quarter was $5.2 million compared to $7.3 million in the prior-year period, reflecting lower year-over-year sales of domestic and international printers as well as no new installations of the Company’s Epicentral software system compared with one new domestic installation in the prior year period.  Lottery printer net sales in the 2016 second quarter were $2.2 million compared with $2.9 million in the 2015 second quarter.  Printrex net sales were roughly $0.2 million in both the 2016 and 2015 second quarter periods while the Company’s TransAct Services Group generated net sales of $2.4 million in the 2016 second quarter compared to net sales of $3.4 million in the prior year period.

Gross margin of 40.4% in the second quarter of 2016 compared to gross margin of 41.6% in the prior year period, reflecting lower sales of the high margin Epicentral software system and higher sales of the Ithaca 9000 grill and receipt printer, which carries margins below our other products.  Total operating expenses for the 2016 second quarter were $4.9 million compared to $5.0 million in the prior year period, reflecting lower selling and marketing and general and administrative expenses partially offset by higher engineering expenses related to the Company’s ongoing development of its newest, high-margin products such as the Epicentral software system and the AccuDate food safety terminals.

TransAct recorded operating income of $1.1 million, or 7.4% of net sales, for the 2016 second quarter compared to $2.2 million, or 12.8% of net sales, in the 2015 second quarter.  Net income in the 2016 second quarter was $0.8 million, or $0.10 per diluted share, compared to net income of $1.4 million, or $0.18 per diluted share, in the prior-year period.

2016 Second Quarter Conference Call and Webcast
TransAct is hosting a conference call and webcast today, August 4, 2016, beginning at 4:30 p.m. ET.  Both the call and the webcast are open to the general public.  The conference call number is 678-825-8259 and the conference ID number is 49759258 (domestic or international).  Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at www.transact-tech.com (select “Investor Relations” followed by “Events & Presentations”).  Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Non-GAAP Financial Measures
TransAct is providing certain non-GAAP financial measures because the Company believes that these amounts are helpful to investors and others to more accurately assess the ongoing nature of TransAct's core operations.  The Company believes that the non-GAAP financial measures of EBITDA, adjusted EBITDA, adjusted operating income, adjusted net income and adjusted net income per diluted share provide relevant and useful information, which is widely used by analysts, investors and competitors in the Company’s markets as well as by the Company’s management in assessing the Company’s performance.  These non-GAAP measures exclude the effect in the applicable periods presented of non-GAAP adjustments contained in the tables included with this release.  These items, which include the impact of legal fees incurred in the first half of 2015 related to the now-settled lawsuit with Avery Dennison Corporation, have been excluded from non-GAAP financial measures as management does not believe that they are representative of underlying trends in the Company's performance.  Their exclusion provides investors and others with additional information to more readily assess the Company's operating results.  The Company uses the non-GAAP financial measures internally to focus management on the results of the Company's core business. The presentation of this additional non-GAAP information is not considered superior to or a substitute for the financial information prepared in accordance with GAAP.

EBITDA is defined as net income before net interest expense, income taxes, depreciation and amortization.  A reconciliation of EBITDA to net income, the most comparable GAAP financial measure, can be found attached to this release.

Adjusted EBITDA is defined as net income before net interest expense, income taxes, depreciation, and amortization and is adjusted for share-based compensation and the impact of legal fees related to the lawsuit with Avery Dennison Corporation in the first half of 2015.  The Company adjusts EBITDA for share-based compensation as the Company considers share-based compensation to be a non-cash expense similar to depreciation and amortization, and believes that it provides investors with an additional measure of the Company’s liquidity.  A reconciliation of adjusted EBITDA to net income, the most comparable GAAP financial measure, can be found attached to this release.

EBITDA and adjusted EBITDA provide the Company with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes.  EBITDA and adjusted EBITDA may be useful to an investor in evaluating the Company’s operating performance and liquidity because this measure is: (i) widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure; (ii) a financial measurement that is used by lenders and other parties to evaluate creditworthiness and liquidity; and (iii) used by the Company’s management for various purposes including strategic planning and forecasting, assessing financial performance and liquidity, and paying incentive compensation.

Adjusted operating income is defined as operating income adjusted for the impact of legal fees related to the lawsuit with Avery Dennison Corporation incurred in the first half of 2015.  The Company adjusts for legal fees related to the Avery Dennison lawsuit because the lawsuit does not relate to the Company’s core business and because it believes that eliminating the legal fees helps investors understand, assess and develop expectations for the core business.   A reconciliation of adjusted operating income to operating income, the most comparable GAAP financial measure, can be found attached to this release.

Adjusted net income is defined as net income adjusted for the tax-effected impact of legal fees related to the lawsuit with Avery Dennison Corporation incurred in first half of 2015.  A reconciliation of adjusted net income to net income, the most comparable GAAP financial measure, can be found attached to this release.

Adjusted net income per diluted share is defined as adjusted net income divided by diluted shares outstanding.  A reconciliation of adjusted net income per diluted share to net income per diluted share, the most comparable GAAP financial measure, can be found attached to this release.

Adjusted operating income, adjusted net income and adjusted net income per diluted share provide the Company with an understanding of the results from the primary operations of the business by excluding the effects of special items (legal fees related to the lawsuit with Avery Dennison Corporation) that do not reflect the ordinary earnings of the Company’s operations.  The Company uses these measures to evaluate the Company’s period-over-period operating performance because the Company believes this provides a more comparable measure of its continuing business as it adjusts for special items that are not reflective of the normal results of the business.  These measures may be useful to an investor in evaluating the underlying operating performance of the Company’s business.

About TransAct Technologies Incorporated
TransAct Technologies Incorporated is a global leader in developing software-driven technology and printing solutions for high-growth markets including food safety, POS automation, casino and gaming, lottery, mobile and oil and gas. The Company’s solutions are designed from the ground up based on customer requirements and are sold under the AccuDate™, EPICENTRAL®, Epic®, Ithaca®, RESPONDER and Printrex® brands. TransAct has over 2.9 million printers and terminals installed around the world and is committed to providing world-class service, spare parts and accessories to support its worldwide installed product base. Through TransAct Services Group both online at http://www.transactsupplies.com and its direct sales team, the Company also provides customers with a complete range of supplies and consumable items. TransAct is headquartered in Hamden, CT. For more information, please visit http://www.transact-tech.com or call (203) 859-6800.

Forward-Looking Statements
Certain statements in this press release include forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe" or "continue" or the negative thereof or other similar words.  All forward-looking statements involve risks and uncertainties, including, but not limited to, customer acceptance and market share gains, both domestically and internationally, in the face of substantial competition from competitors that have broader lines of products and greater financial resources; our competitors introducing new products into the marketplace; our ability to successfully develop new products; our dependence on significant customers; our dependence on significant vendors; dependence on contract manufacturers for the assembly of a large portion of our products in Asia; our ability to protect intellectual property; our ability to recruit and retain quality employees as the Company grows; our dependence on third parties for sales outside the United States, including Australia, New Zealand, Europe, Latin America and Asia; the economic and political conditions in the United States, Australia, New Zealand, Europe, Latin America and Asia; marketplace acceptance of new products; risks associated with foreign operations; the availability of third-party components at reasonable prices; price wars or other significant pricing pressures affecting the Company's products in the United States or abroad; risks associated with potential future acquisitions; our new line of food safety and oil and gas products will drive increased adoption by customers; and other risk factors detailed from time to time in TransAct's reports filed with the Securities and Exchange Commission.  Actual results may differ materially from those discussed in, or implied by, the forward-looking statements.  The forward-looking statements speak only as of the date of this release and the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances.

# # #

Investor Contact:
Steve DeMartino President and Chief Financial Officer TransAct Technologies Incorporated 203-859-6810	Richard Land, Joseph Jaffoni, Jim Leahy JCIR 212-835-8500 or tact@jcir.com

- Financial tables follow -

TRANSACT TECHNOLOGIES INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands, except per share amounts)	June 30,		June 30,
	2016	2015	2016	2015
Net sales	$14,801	$17,224	$29,158	$33,388
Cost of sales	8,818	10,063	17,290	19,735
Gross profit	5,983	7,161	11,868	13,653

Operating expenses:
Engineering, design and product development	1,089	860	2,325	1,728
Selling and marketing	1,859	2,100	3,652	3,923
General and administrative	1,935	2,002	3,852	3,842
Legal fees associated with lawsuit	-	(6)	-	1,738
	4,883	4,956	9,829	11,231
Operating income	1,100	2,205	2,039	2,422

Interest and other income (expense):
Interest, net	(7)	(10)	(11)	(16)
Other, net	15	(26)	16	(12)
	8	(36)	5	(28)

Income before income taxes	1,108	2,169	2,044	2,394
Income tax provision	355	781	666	862
Net income	$753	$1,388	$1,378	$1,532

Net income per common share:
Basic	$0.10	$0.18	$0.18	$0.20
Diluted	$0.10	$0.18	$0.18	$0.20

Shares used in per share calculation:
Basic	7,689	7,798	7,761	7,827
Diluted	7,743	7,819	7,813	7,847

SUPPLEMENTAL INFORMATION – SALES BY SALES UNIT:
	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015
Food safety	$1,715	$1,011	$2,537	$1,854
POS automation and banking	3,203	2,416	5,518	3,795
Casino and gaming	5,154	7,257	10,592	12,838
Lottery	2,150	2,939	5,085	6,970
Printrex	176	220	331	927
TransAct Services Group	2,403	3,381	5,095	7,004
Total net sales	$14,801	$17,224	$29,158	$33,388

TRANSACT TECHNOLOGIES INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
(In thousands)	2016	2015
Assets:
Current assets:
Cash and cash equivalents	$2,555	$4,473
Accounts receivable, net	10,369	7,174
Inventories	9,019	11,296
Deferred tax assets	1,762	1,932
Other current assets	680	437
Total current assets	24,385	25,312

Fixed assets, net	2,441	2,507
Goodwill	2,621	2,621
Deferred tax assets	1,223	1,213
Intangible assets, net	724	888
Other assets	28	28
	7,037	7,257
Total assets	$31,422	$32,569

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$4,512	$2,642
Accrued liabilities	2,183	2,838
Income taxes payable	4	245
Deferred revenue	152	604
Total current liabilities	6,851	6,329

Deferred revenue, net of current portion	78	77
Deferred rent, net of current portion	199	189
Other liabilities	284	246
	561	512
Total liabilities	7,412	6,841

Shareholders’ equity:
Common stock	112	112
Additional paid-in capital	29,348	28,921
Retained earnings	23,102	22,956
Accumulated other comprehensive loss, net of tax	(98)	(80)
Treasury stock, at cost	(28,454)	(26,181)
Total shareholders’ equity	24,010	25,728
Total liabilities and shareholders’ equity	$31,422	$32,569

TRANSACT TECHNOLOGIES INCORPORATED
RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING NON-GAAP FINANCIAL MEASURES
(Unaudited, thousands of dollars, except percentages and per share amounts)

	Three months ended June 30, 2016
	Reported		Adjustments(1)	Adjusted Non-GAAP
Operating expenses	$4,883	$		$4,883
% of net sales	33.0%			33.0%

Operating income	1,100			1,100
% of net sales	7.4%			7.4%

Income before income taxes	1,108			1,108
Income tax provision	355			355
Net income	753			753
Net income per diluted share	$0.10		$0.00	$0.10

(1)	No Adjustments.

	Three months ended June 30, 2015
	Reported	Adjustments(2)	Adjusted Non-GAAP
Operating expenses	$4,956	$6	$4,962
% of net sales	28.8%		28.8%

Operating income	2,205	(6)	2,199
% of net sales	12.8%		12.8%

Income before income taxes	2,169	(6)	2,163
Income tax provision	781	(2)	779
Net income	1,388	(4)	1,384
Net income per diluted share	$0.18	$0.00	$0.18

(2)	Adjustment includes a reversal of $6k of legal and other expenses related to the lawsuit with Avery Dennison Corporation tax effected using an effective tax rate of 36.0%.

TRANSACT TECHNOLOGIES INCORPORATED
RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING NON-GAAP FINANCIAL MEASURES
(Unaudited, thousands of dollars, except percentages and per share amounts)

	Six months ended June 30, 2016
	Reported		Adjustments(3)	Adjusted Non-GAAP
Operating expenses	$9,829	$		$9,829
% of net sales	33.7%			33.7%

Operating income	2,039			2,039
% of net sales	7.0%			7.0%

Income before income taxes	2,044			2,044
Income tax provision	666			666
Net income	1,378			1,378
Net income per diluted share	$0.18		$0.00	$0.18

(3)	No adjustments.

	Six months ended June 30, 2015
	Reported	Adjustments (4)	Adjusted Non-GAAP
Operating expenses	$11,231	$(1,738)	$9,493
% of net sales	33.6%		28.4%

Operating income	2,422	1,738	4,160
% of net sales	7.3%		12.5%

Income before income taxes	2,394	1,738	4,132
Income tax provision	862	626	1,488
Net income	1,532	1,112	2,644
Net income per diluted share	$0.20	$0.14	$0.34

(4)	Adjustment includes $1,738 of legal and other expenses related to the lawsuit with Avery Dennison Corporation tax effected using an effective tax rate of 36.0%.

TRANSACT TECHNOLOGIES INCORPORATED
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands)	June 30,		June 30,
	2016	2015	2016	2015
Net income	$753	$1,388	$1,378	$1,532

Interest expense, net	7	10	11	16
Income tax provision	355	781	666	862
Depreciation and amortization	318	373	643	734

EBITDA	1,433	2,552	2,698	3,144

Share-based compensation expense	161	127	305	269
Legal fees associated with lawsuit	-	(6)	-	1,738

Adjusted EBITDA	$1,594	$2,673	3,003	$5,151